UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 18, 2005


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                             93-0926999
(State of other Jurisdiction                             (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                           52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated January 18, 2005 with respect to the Company's financial results for the quarter ended December 31, 2004.

Item 2.02.   Results of Operations and Financial Condition.

     On January 18, 2005, Heartland Express, Inc. announced its financial results for the quarter ended December 31, 2004. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                       HEARTLAND EXPRESS, INC.

Date: January 18, 2005                                 BY: /s/ John P. Cosaert
                                                       -----------------------
                                                       JOHN P. COSAERT
                                                       Vice-President
                                                       Finance and Treasurer

                                Exhibit No. 99.1


Tuesday, January 18, 2005, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Fourth Quarter of 2004.

CORALVILLE, IOWA - January 18, 2005 - Heartland Express, Inc. (Nasdaq: HTLD) announced today its financial results for the quarter and year ended December 31, 2004. For the fourth quarter, revenue increased 15.9%, to $119.4 million from $103.0 million in the fourth quarter of 2003. Net income was $16.6 million and basic earnings per share were $0.22. For the twelve months, revenue increased 12.8%, to $457.1 million from $405.1 million during the same period in 2003. Net income for the twelve months was $62.4 million and basic earnings per share were $0.83.

Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of gross revenues) of 79.4%, and a net margin of 13.9% for the fourth quarter of 2004. The Company ended the year with an operating ratio of 79.5% and a 13.7% net margin.

The Company ended the year with cash, cash equivalents, and investments of $258.3 million, a $55.9 million increase from the $202.4 million reported on December 31, 2003. Total assets increased to $517.0 million from $448.4 million at December 31, 2003. The Company's balance sheet continues to be debt-free.

A strong freight demand and a tight market for experienced drivers continue in the truckload industry. In the first quarter of 2005, for the second year in a row, the Company is increasing driver pay by $0.03 per mile. These increases along with the increase implemented this past quarter for miles driven in the upper Northeastern United States has solidified Heartland's industry leading driver compensation package.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of $1,500,000 at the rate of $0.02 per share was paid on January 3, 2005 to shareholders of record at the close of business on December 23, 2004. The Company has now paid a cash dividend for six consecutive quarters. In addition, the Company declared a 3-for-2 stock split, paid as a 50% stock dividend in the third quarter of 2004. This stock split increased the Company's outstanding common stock from 50.0 million to 75.0 million shares. As a result, the Company's annual cash dividend has increased to $6.0 million from $4.0 million because of the additional shares outstanding. All earnings per share data presented have been adjusted retroactively to reflect the effect of the stock dividend.

The replacement of the Company's tractor fleet, scheduled to be completed by December 31, 2006, continued during the fourth quarter. As of December 31, 2004 the Company has taken delivery of 800 new International 9400i model tractors.

Operating results for the fourth quarter of 2003 were impacted by adjustments pertaining to self-insurance accruals. During the fourth quarter of 2003, the Company engaged consulting actuaries to assist in determining the liability for self insurance reserves. As a result of the actuarial studies, management decreased the amount accrued for accident liability claims and increased the amount accrued for workers' compensation claims. This $5.4 million reserve adjustment, net of taxes, increased 2003 earnings by $0.07 per share. Details of the adjustment are as follows (in millions):

------------------------------------------------------------------------------
Decrease in insurance and claims expense                               $ (11.2)
------------------------------------------------------------------------------
Increase in salaries, wages, benefits (workers' compensation)              2.9
------------------------------------------------------------------------------
     Increase in operating income                                          8.3
------------------------------------------------------------------------------
Income taxes                                                              (2.9)
------------------------------------------------------------------------------
     Increase in net income                                            $   5.4
------------------------------------------------------------------------------

Net income for the fourth quarter of 2004 increased 21.1% over the fourth quarter of 2003, excluding the aforementioned $5.4 million insurance adjustment. Net income for the year increased 20.4% over 2003 excluding the insurance adjustment.

This press release may contain statements that might be considered forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

         Contact: Heartland Express, Inc. - John Cosaert - 319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                                       Three months ended                Twelve months ended
                                                          December 31,                       December 31,

                                                       2004             2003             2004             2003

OPERATING REVENUE ............................   $ 119,438,580    $ 103,015,958    $ 457,086,311    $ 405,116,097
                                                 -------------    -------------    -------------    -------------

OPERATING EXPENSES:

   Salaries, wages, benefits .................   $  38,341,494    $  38,840,605    $ 157,505,082    $ 141,292,791

   Rent and purchased transportation .........       8,137,147       10,793,789       36,757,494       49,988,074

   Operations and maintenance ................      27,248,171       18,969,711       96,202,224       75,516,232

   Taxes and licenses ........................       2,357,922        2,139,066        8,996,380        8,402,986

   Insurance and claims ......................       6,089,455       (7,732,134)      16,544,050        2,187,537

   Communications and utilities...............         839,546          841,447        3,668,494        3,604,661

   Depreciation ..............................       8,413,915        7,100,937       29,628,157       26,533,937

   Other operating expenses ..................       3,465,200        3,352,669       14,401,075       12,538,652

   Gain on disposal of fixed assets ..........         (75,027)         (38,813)        (174,831)         (45,782)
                                                 -------------    -------------    -------------    -------------

                                                 $  94,817,823    $  74,267,277    $ 363,528,125    $ 320,019,088
                                                 -------------    -------------    -------------    -------------

              Operating income ...............   $  24,620,757    $  28,748,681    $  93,558,186    $  85,097,009

   Interest income ...........................       1,046,434          543,800        3,070,956        2,045,793
                                                 -------------    -------------    -------------    -------------

   Income before income taxes ................   $  25,667,191    $  29,292,481    $  96,629,142    $  87,142,802

   Federal and state income taxes ............       9,111,854       10,252,369       34,182,554       29,921,477
                                                 -------------    -------------    -------------    -------------

   Net income ................................   $  16,555,337    $  19,040,112    $  62,446,588    $  57,221,325
                                                 =============    =============    =============    =============

   Earnings per common share:

       Basic earnings per share ..............   $        0.22    $        0.25    $        0.83    $        0.76
                                                 =============    =============    =============    =============

   Basic weighted average shares
   outstanding ...............................      75,000,000       75,000,000       75,000,000       75,000,000
                                                 =============    =============    =============    =============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  December 31,     December 31,
                       ASSETS
                                                     2004             2003
                                                 -------------    -------------

CURRENT ASSETS

     Cash and short term investments .........   $ 258,329,707    $ 202,431,155
     Trade receivables .......................      37,102,813       36,836,728
     Prepaid tires ...........................       2,692,090        2,529,580
     Deferred income taxes ...................      24,964,000       21,308,000
     Other current assets ....................         158,267          673,101
                                                 -------------    -------------
           Total current assets ..............   $ 323,246,877    $ 263,778,564
                                                 -------------    -------------

PROPERTY AND EQUIPMENT .......................   $ 253,648,785    $ 232,650,992
     Less accumulated depreciation ...........      68,973,751       56,951,186
                                                 -------------    -------------
                                                 $ 184,675,034    $ 175,699,806
                                                 -------------    -------------
OTHER ASSETS                                     $   9,089,940    $   8,928,186
                                                 -------------    -------------
                                                 $ 517,011,851    $ 448,406,556
                                                 =============    =============

             LIABILITIES AND STOCKHOLDERS'

EQUITY
CURRENT LIABILITIES

     Accounts payable & accrued liabilities ..   $   9,722,099    $  15,684,826
     Accrued expenses ........................      63,142,908       53,724,940
     Income taxes payable ....................       7,918,914        7,720,875
                                                 -------------    -------------
          Total current liabilities ..........   $  80,783,921    $  77,130,641
                                                 -------------    -------------
DEFERRED INCOME TAXES.........................   $  46,885,000    $  39,760,000
                                                 -------------    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Capital stock: Common, $.01 par value;
     authorized 395,000,000 shares; issued and   $     750,000    $     500,000
     outstanding 75,000,000 shares in 2004 and
     50,000,000 in 2003
     Additional paid-in capital ..............       8,510,305        8,510,305
     Retained earnings .......................     380,906,884      323,710,296
                                                 -------------    -------------
                                                 $ 390,167,189    $ 332,720,601
          Less  unearned compensation ........        (824,259)      (1,204,686)
                                                 -------------    -------------
                                                 $ 389,342,930    $ 331,515,915
                                                 -------------    -------------
                                                 $ 517,011,851    $ 448,406,556
                                                 =============    =============

                                 End of Report